                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest reported)    June 14, 2001
                                           -------------------------------



                            AM GENERAL CORPORATION
            (Exact name of registrant as specified in its charter)

                      ----------------------------------


        Delaware                          33-93302              35-1852615
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation or Organization)                               Identification No.)


         105 North Niles Avenue
          South Bend, Indiana                                  46617
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code         (219)284-2907

ITEM 5.  OTHER EVENTS

Under the Mandatory Purchase Offer provision of the Indenture governing AM General's (the "Company") 12.875% Senior Notes (the "Notes") dated as of April 27, 1995, the Company is required to calculate Excess Cash Flow for each twelve month period beginning May 1 and ending April 30 and make an Excess Cash Flow
Offer equal to 75% of the Excess Cash Flow amount.   The Company made its
calculation of Excess Cash Flow for the twelve-month period ending April 30, 2001 which indicated there was $27.3 million of Excess Cash Flow. In compliance with the Indenture, on June 14, 2001, the Company advised the Trustee that the Company would offer to purchase $20.5 million of aggregate principal amount of Notes at a price equal to 101% of the principal amount plus any accrued and unpaid interest.

In connection with the Company's offer, $66.7 million of the outstanding Notes were tendered for payment. On August 14, 2001 the Company repurchased $20.5 million of aggregate principal amount of Notes at a premium of $0.2 million, plus accrued interest of $0.8 million. These purchases were funded with a combination of cash flow from operating activities and the revolving credit facility. After the repurchase, the Company's long-term indebtedness under the Notes is $47.5 million, the balance of which is due in May 2002.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:          August 22, 2001               AM GENERAL CORPORATION
         --------------------------          ------------------------
                                                    Registrant


                                         By  /s/ Paul J. Cafiero
                                             ------------------------
                                             Paul J. Cafiero
                                             Vice President and Chief
                                             Financial Officer

                                             Duly authorized officer and
                                             principal financial and accounting
                                             officer


                                       2